Exhibit 99.1

November 14, 2025 — New York, NY — Crisp Momentum Inc. (“Crisp”) (OTCID: CRSF) announced today that it entered into certain purchase agreements to acquire the below-described assets from Banji Step K.K. (“Borrower”) for an aggregate purchase price of $2,900,000. At the closing of the transactions, this amount is expected to be credited to the Borrower, to be applied towards Borrower’s outstanding obligations under that certain Convertible Loan Agreement, dated as of September 17, 2025, by and between Crisp and the Borrower (the “Loan Agreement”). Such credit is expected to constitute the full repayment of Borrower’s outstanding obligations under the Loan Agreement.

The assets contemplated to be acquired by Crisp in the transactions include 100% of the Borrower’s assets and rights related to the apps “TaleOn”, “TopReels”, and a 25% stake in the company Carpenstream Inc., a California corporation.

Furthermore, to underline Crisp’s global strategy the company will host on November 17 in Seoul the first global conference on short form content. For conference program see https://crisp-momentum.com/crisp-annual-2025

About Crisp Momentum Inc.

Crisp Momentum Inc. is a US-based IP monetization company, focused on short form content production and distribution inspired by the Duanju genre, which originated in China as a mobile-first entertainment format, and refers to movies delivered in short bursts to mobile phones. Crisp aims to capture a large market share of the short form audience, building sustainable revenue streams by developing IP and leveraging connections with IP owners, celebrities and brands. The Company is listed on the OTCID. For more information see https://crisp-momentum.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this report are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” “will,” “would” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the registrant’s filings with the SEC. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the registrant’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the registrant’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The registrant assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as required by U.S. federal securities laws.

Investor & Media Contact:

Renger van den Heuvel

CEO

renger@crisp-momentum.com